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                                                                     EXHIBIT 5.1

                  OPINION OF WILSON SONSINI GOODRICH & ROSATI



February 7, 2000

Read-Rite Corporation
345 Los Coches Street
Milpitas, CA 95035

     RE:  READ-RITE CORPORATION -- REGISTRATION STATEMENT ON FORM S-4 AND
          FORM S-3

Ladies and Gentlemen:

     At your request, we have examined: (i) the Registration Statement on Form S-4 (File No. 333-95527), including Amendment No. 1 (the "Form S-4") filed or to be filed by Read-Rite Corporation, a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's offer to exchange its 10% Convertible Subordinated Notes due September 1, 2004 (the "Exchange Notes") for up to all of its outstanding 6 1/2% Convertible Subordinated Notes due September 1, 2004 and (ii) the Registration Statement on Form S-3, as amended, (the "Form S-3," and, with the Form S-4, the "Registration Statement") filed or to be filed by the Company with the Commission under the Securities Act relating to the Company's issuance of up to $75,000,000 aggregate principal amount of additional Exchange Notes (the "Additional Exchange Notes").

     The Exchange Notes and the Additional Exchange Notes are to be issued pursuant to a Subordinated Indenture, as supplemented by a Supplemental Trust Indenture, which have been filed as exhibits to the Registration Statement (collectively, the "Indenture"), to be entered into between the Company and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee").

     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, we are of the opinion that the issuance of the Exchange Notes and the Additional Exchange Notes has been duly authorized by appropriate corporate action and that when the Exchange Notes and the Additional Exchange Notes, in the form included in the Indenture, have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold and delivered as described in the Registration Statement and the Prospectus, the Exchange Notes and the Additional Exchange Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture. We are of the further opinion that the shares issuable upon conversion of the Exchange Notes and the Additional Exchange Notes have been duly authorized and, when issued by the Company upon conversion of the Exchange Notes and the Additional Exchange Notes in accordance with the Indenture, will be validly issued, fully paid and nonassessable.


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Read-rite Corporation
February 7, 2000
Page 2

     Our opinion that any document is legal, valid and binding is qualified as to:

     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

     (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

     (c) general principles of equity, including without limitation, concepts of materiality reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment of supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation



                                   /s/ Wilson Sonsini Goodrich & Rosati, P.C.